UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 22, 2026
COASTAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	001-38589	56-2392007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5415 Evergreen Way, Everett, Washington 98203
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:  (425) 257-9000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	CCB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ⃞

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Brandon Soto, Executive Vice President and Chief Financial Officer

On July 22, 2026, Coastal Financial Corporation (the “Company”), announced that Brandon Soto, Executive Vice President and Chief Financial Officer will step down from his role as Chief Financial Officer of the Company, effective August 15, 2026, to pursue a position as the Chief Executive Officer of a banking subsidiary of a privately held company in the financial technology sector. Mr. Soto’s departure is not related to any disagreements with the Company.

In connection with his separation, the Company and Mr. Soto entered into a Separation Agreement (the “Separation Agreement”), dated July 22, 2026, that provides for a waiver of any advance notice requirements and repayment of a $15,000 signing bonus by Mr. Soto in exchange for Mr. Soto agreeing to certain restrictive covenants. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Appointment of Joel Edwards, Interim Chief Financial Officer

In connection with Mr. Soto’s departure, the Company has appointed Joel Edwards as Interim Chief Financial Officer, effective August 15, 2026.

Mr. Edwards, 65, was previously the Chief Financial Officer of the Company and the Coastal Community Bank (the “Bank”), a subsidiary of the Company, from 2012 until his retirement in 2025 and currently serves as an advisor to the Company. Prior to joining the Company and Bank, Mr. Edwards was a Senior Vice President and Administration Officer at AmericanWest Bank. Prior to that experience, he was Executive Vice President and Chief Financial Officer at Viking Bank, Vice President and Chief Financial Officer at Rainier Pacific Bank and President of the Washington Credit Union Share Guaranty Association. He also was employed in the Farm Credit System for eight years including positions as vice president responsible for administration, budget and policy. Mr. Edwards graduated magna cum laude with a bachelor’s degree in business and concentration in economics from, and completed post-graduate studies in accounting at, Eastern Washington University. He also received an M.B.A. from Eastern Washington University.

In connection with his appointment, the Company and Mr. Edwards have entered into an offer letter that provides that Mr. Edwards will receive a monthly base salary of $100,000 and will participate in employee benefits generally available to other Company executives. The foregoing description does not purport to be complete and is qualified in its entirety by reference to Mr. Edward’s offer letter, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

There is no arrangement or understanding between Mr. Edwards and any other person pursuant to which he was selected as Interim Chief Financial Officer of the Company. In addition, there are no familial relationships between Mr. Edwards and any director or executive officer of the Company, and Mr. Edwards has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company will commence a search for a permanent Chief Financial Officer, considering both internal and external candidates.

Item 7.01    Regulation FD

On July 22, 2026, the Company issued a press release announcing the departure of Mr. Soto as Chief Financial Officer and appointment of Mr. Edwards as Interim Chief Financial Officer, each effective as of August 15, 2026. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information being furnished pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section. Further, the information being furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act.
Item 9.01    Financial Statements and Exhibits
Exhibits

Number	Description

10.1	Separation Agreement, dated as of July 22, 2026, among Coastal Financial Corporation and Brandon J. Soto.
10.2	Employment Agreement,, dated as of July 22, 2026, among Coastal Financial Corporation and Joel G. Edwards.
99.1	Press Release by Coastal Financial Corporation, dated July 22, 2026
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL FINANCIAL CORPORATION

Date: July 22, 2026	By:	/s/ Brandon J. Soto
Brandon J. Soto
Executive Vice President and Chief Financial Officer